COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER MANAGED INCOME FUND CLASS A SHARES AND
     THE LEHMAN BROTHERS AGGREGATE BOND INDEX


     EXHIBIT A:
     _____________________________________________________
    |           |     PREMIER        |                   |
    |           |     MANAGED        | LEHMAN BROTHERS   |
    |  PERIOD   |   INCOME FUND      |  AGGREGATE        |
    |           |(CLASS A SHARES)    | BOND INDEX*       |
    |-----------|--------------------| ------------------|
    | 12/31/85  |           9,547    |      10,000       |
    | 12/31/86  |          10,510    |      11,526       |
    | 12/31/87  |          11,136    |      11,844       |
    | 12/31/88  |          12,255    |      12,778       |
    | 12/31/89  |          12,937    |      14,635       |
    | 12/31/90  |          13,505    |      15,946       |
    | 12/31/91  |          15,805    |      18,498       |
    | 12/31/92  |          17,191    |      19,867       |
    | 12/31/93  |          19,690    |      21,804       |
    | 12/31/94  |          18,679    |      21,168       |
    | 12/31/95  |          21,915    |      25,079       |
     -----------|--------------------| ------------------|




     *Source: Lehman Brothers